UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2017

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700         Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2017, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) to sell shares of its Common Stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of up to $9,000,000 (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which Cowen will act as sales agent.

The offer and sale of the Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-197824) filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014 and declared effective by the SEC on August 15, 2014, and a prospectus supplement related to the ATM Offering, dated August 1, 2017.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell the Shares, based upon the Company’s instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of The NASDAQ Global Market. The Company will set the parameters for sales of the Shares, including the number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in one trading day, and any minimum price below which sales may not be made. Under the Sales Agreement, Cowen may sell the Shares by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). In addition, if expressly authorized by the Company, Cowen may also sell Shares in negotiated transactions. The Company has no obligation to sell any of the Shares and may at any time suspend offers and sales under the Sales Agreement. The Company and Cowen each have the right, in their sole discretion, to terminate the Sales Agreement at any time upon prior written notice as provided in the Sales Agreement.

The Company will pay to Cowen a commission in an amount equal to 3.0% of the gross sales price per Share sold through it as sales agent under the Sales Agreement. In addition, the Company has agreed to reimburse Cowen for certain expenses it incurs in the performance of its obligations under the Sales Agreement up to a maximum of $62,500. The Company has also agreed pursuant to the Sales Agreement to indemnify and provide contribution to Cowen against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the terms of the Sales Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Sales Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The legal opinion of Sichenzia Ross Ference Kesner LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

5.1	Opinion of Sichenzia Ross Ference Kesner LLP

10.1	Sales Agreement, dated August 1, 2017, by and between Tonix Pharmaceuticals Holding Corp. and Cowen and Company, LLC

23.1	Consent of Sichenzia Ross Ference Kesner LLP (included in Opinion of Sichenzia Ross Friedman Ference LLP filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: August 1, 2017	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer

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